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              [LOGO] AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                               STANDARD SUBLEASE
               (LONG-FORM TO BE USED WITH PRE-1996 AIR LEASES)


     1. PARTIES. This Sublease, dated, for reference purposes only, June 15, 1998, is made by and between ROCKSHOX, INC., a Delaware corporation ("Sublessor") and Media Arts Group, Inc., a Delaware corporation
("Sublessee").

     2. PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, those certain premises including all improvements therein, and commonly known by the street address of 346 Charcot Avenue, City of San Jose, County of Santa Clara, State of California consisting of approximately 35,512 square feet of gross leasable area and more particularly described in the Master Lease (as hereinafter defined) ("PREMISES").

     3.  TERM.

           3.1  TERM.  The term of this Sublease shall be for thirty-two
(32) months and twelve (12) days commencing on August 20, 1998, and ending on April 30, 2001 unless sooner terminated pursuant to any provision hereof.

           3.2 DELAY IN COMMENCEMENT. Sublessor agrees to use commercially reasonable efforts to deliver possession of the Premises by the commencement date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease. Sublessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within sixty days after the commencement date. Sublessee may, at its option, by notice in writing within ten days after the end of such sixty day period, cancel this Sublease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Sublessor within said ten day period, Sublessee's right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Sublessee when required and Sublessee does not terminate this Sublease, as aforesaid, any period of rent abatement that Sublessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Sublessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Sublessee. If possession is not delivered within 120 days after the commencement date, this Sublease shall automatically terminate unless the Parties agree, in writing, to the contrary.

      4.  RENT.

           4.1 BASE RENT. Sublessee shall pay to Sublessor as Base Rent for the Premises equal monthly payments of $21,307.20 in advance, on the first day of each month of the term hereof; provided, however, that Sublessee shall pay Sublessor upon the execution hereof $21,307.20 as Base Rent for the period August 20, 1998, through September 19, 1998, and on September 1, 1998, shall pay the Base Rent for the period September 20, 1998, through September 30, 1998, of $7,812.64. Base Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment.

           4.2 RENT DEFINED. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("RENT"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

      5. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon execution hereof $21,307.20 as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Sublessor may became obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten days after written demand therefore forward to Sublessor an amount sufficient to restore said Deposit to the full amount provided for herein and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said Deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said Deposit, or so much thereof as has not therefore been applied by Sublessor, shall be returned, without payment of interest to Sublessee (or at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

     6.  USE.

           6.1 AGREED USE. The Premises shall be used and occupied only for uses permitted by the Master Lease, and for no other purpose.

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     6.3  ACCEPTANCE OF PREMISES AND LESSEE. Sublessee acknowledges that:

            (a) It has been advised to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with legal requirements, and their suitability for Sublessee's intended use,

            (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and

            (c) neither Sublessor, Sublessor's agents, nor any Broker has made any oral or written representations or warranties with respect to any matters other than as expressly set forth in this Sublease, and without reference to the Master Lease.

In addition, Sublessor acknowledges that:

            (a) Broker has made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and

            (b) it is Sublessor's sole responsibility to investigate the financial capacity and/or suitability of all proposed tenants.

     7.  MASTER LEASE

            7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the "MASTER LEASE", a copy of which is attached hereto marked Exhibit 1, dated March 26, 1996, together with Summary of Basic Lease Terms and Exhibits A, E, F, H, I, and J attached thereto, and First Addendum to Lease dated March 26, 1996, wherein AMB Property, L.P., a Delaware limited partnership (successor in interest to AMB Property, L.P., a Delaware limited partnership) is the lessor, hereinafter the "MASTER LESSOR".

            7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

            7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

            7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: None.

            7.5  The obligations that Sublessee has assumed under paragraph
7.4 hereof are hereinafter referred to as the "SUBLESSEE'S ASSUMED OBLIGATIONS". The obligations that sublessee has not assumed under paragraph
7.4 hereof are hereinafter referred to as the "SUBLESSOR'S REMAINING
OBLIGATIONS".

            7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees and costs arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

            7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

            7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that to Sublessor's actual knowledge no default exists on the part of any Party to the Master Lease.

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     9.  CONSENT OF MASTER LESSOR.

           9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, prior to July 15, 1998, Master Lessor signs a consent to this Subletting.

           9.3  In the event that Master Lessor does give such consent then:

                (a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

                (b) The acceptance of Rent by Master Lessor from Sublessee or anyone else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

                (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

                (d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or anyone else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

                (f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

          9.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

     11. ATTORNEY'S FEES. If any party named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees and costs to be paid by the losing party as fixed by the Court.

     12. ADDITIONAL PROVISIONS. [If there are no additional provisions, draw a line from this point to the next printed word after the space left here. If there are additional provisions place the same here.] The Rider attached hereto and of even date herewith is incorporated herein by reference.

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ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN
INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS
SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

Executed at:  San Jose CA        ROCKSHOX, INC., a Delaware corporation
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on:  7-9-98                      By /s/ Charles E. Noreen CFO
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Address: 401 Chercot Ave         By
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                                 "Sublessor" (Corporate Seal)


Executed at:                     MEDIA ARTS GROUP, INC., a Delaware corporation
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on:                              By /s/ [Bud Peterson] CEO
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Address:                         By
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                                 "Sublessor" (Corporate Seal)

NOTE: THESE FORMS ARE OFTEN MODIFIED TO MEET CHANGING REQUIREMENTS OF LAW
AND NEEDS OF THE INDUSTRY. ALWAYS WRITE OR CALL TO MAKE SURE YOU ARE UTILIZING THE MOST CURRENT FORM: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 SO. FLOWER ST., SUITE 600, LOS ANGELES, CA 90017. (213) 687-8777.

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